                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.
                                 SCHEDULE 14A
                    Information Required in Proxy Statement
                           Reg. Section 240.13a-101
                           SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14A of the
                      Securities and Exchange Act of 1934
                               (Amendment No.1)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[]   Preliminary Proxy Statement
[]   Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[]   Definitive Proxy Statement
[]   Definitive Additional Materials
[X] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                    SIGNATURE VII LTD. LIMITED PARTNERSHIP
                (Name of Registrant as Specified In Its Charter)
______________________________________________________________________________
  (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[]   $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
       or Item 22(a)(2) of Schedule 14A.
[]   $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).
[]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:
        _______________________________________________________________
     2) Aggregate number of securities to which transaction applies:
        _______________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        _______________________________________________________________
     4) Proposed maximum aggregate value of transaction:
        _______________________________________________________________
     5) Total fee paid:
[X]  Fee paid previously with preliminary materials.
[]   Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the previous filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ________________________________________________________________
     2) Form, Schedule or Registration statement No.:
        ________________________________________________________________
     3) Filing Party:
        ________________________________________________________________
     4) Date Filed:
        ________________________________________________________________

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                                                         August _____, 1996


Re:  Signature Inns - Kokomo, Indiana and Columbus, Ohio

Dear Signature VII Ltd. Limited Partner:

     Signature VII Ltd. Limited Partnership (the "Partnership") was organized originally on April 22, 1985. The Partnership has operated two Signature Inn hotels profitably and in recent years has made significant cash distributions to its partners. The Partnership has been and continues to be a successful business enterprise.

     Your investment in the Partnership always has been and will continue to be illiquid. Currently, there is no ready market for the resale of your unit(s) of limited partnership interest, and it is not likely that a market for your unit(s) ever will develop. Moreover, there are a number of restrictions on transferability of your unit(s) contained in the Partnership Agreement. Accordingly, absent a sale of the Partnership's assets, your investment will remain illiquid.

     For some time now, management of Signature Inns, Inc., the general partner of the Partnership, has hoped to provide a method by which the limited partners in its affiliated limited partnership programs could "cash out" their investments in these partnerships. The general partner believes that it may now be in a position to provide an exit vehicle for its limited partners to enable them to obtain full, final and fair value for their investments in the partnerships. As you likely are aware, Signature Inns, Inc. has resolved successfully the financial difficulties and uncertainties which it has faced in the past. It is now in a position to attempt to enter the capital markets to seek capital with which to purchase at fair market value the equity interests of its affiliated partnership in their hotel properties.

     Management of the general partner believes that operating trends in the hotel industry and values of hotel properties in general have increased significantly over the past several years. We believe that there now exists a window of opportunity for the general partner to acquire funds with which to purchase properties of its affiliated limited partnerships and, in so doing, provide a mechanism for the limited partners of those partnerships to cash out their investments.

     Therefore, the general partner is proposing to purchase the Partnership's hotel properties at fair market value, as supported by an independent, experienced and qualified appraiser, and to continue to operate the hotels as Signature Inns. The general partner is also proposing that, following completion of the sale/purchase transactions, the net proceeds of sale, together with all other available Partnership cash, be distributed to the limited partners and that the Partnership be liquidated, dissolved and its affairs completely wound-up. Finally, in conjunction with those matters, the general partner is proposing certain required amendments to the Partnership Agreement.

     These transactions will result in a per unit distribution to the Limited Partners of approximately $7,033, which includes the net proceeds from the real estate sale and the net operating assets upon winding-up of the Partnership. (See page 23 of the enclosed Statement for a detailed calculation.)

Signature VII Ltd. Limited Partner
August _____, 1996
Page 2


     A summary of the cash distributions since inception per Unit of limited partnership interest is as follows:

               Original Cost per Unit               $ 10,000
                                                    --------

               Cash Returns From:
                 This Transaction                      7,033
                 Cumulative Operating Distributions    2,469
                                                    --------

                 Total                              $  9,502
                                                    --------
                                                    --------


     Additionally, the Limited Partners will receive their per unit share of any Partnership Cash Available for Distribution for the period from January 1, 1996 through the date of sale.

     The proposed sale of the Partnership assets cannot occur or be consummated unless and until limited partners holding a majority of the units of limited partnership interests in the Partnership first provide their written consent to the transactions. We are asking that you, as a limited partner of the Partnership, provide your consent. To do so, all you need to do is to complete, sign and return the yellow consent form.

     In order to provide you with the information necessary for you to decide whether to support the general partner's proposals, we are enclosing a "Solicitation and Information Statement Regarding Proposed Sale of Partnership Assets and Other Matters" ("Statement"). You should read the Statement carefully. You should also discuss the general partner's proposals with your tax consultant and with your other professional advisors.

     You are urged to sign the enclosed Irrevocable Consent of Limited Partner (Yellow Consent Form) and return it to us in the enclosed self-addressed, postage paid yellow envelope so that it is received no later than September ___, 1996.

     Should you have any questions in regard to the general partner's proposals, you may call Marty Brew, Treasurer/Controller. He may be reached at our corporate office at (317) 581-1111, extension 239.

                                   Very truly yours,



                                   John D. Bontreger,
                                   President, Signature Inns, Inc.

P.S. Proposals also are being made to the limited partners of all of the other limited partnerships and joint ventures affiliated with the General Partner.